Exhibit 99.1
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
archgroup.com
PRESS RELEASE
Arch Capital Group Ltd. Appoints Dan Houston and Neal Triplett to Board of Directors
PEMBROKE, BERMUDA — August 27, 2024 — Arch Capital Group Ltd. (NASDAQ: ACGL) (“Arch” or the “Company”) today announced Daniel “Dan” J. Houston and Neal Triplett will join the Company’s Board of Directors, effective immediately.
Mr. Houston is a seasoned executive with a wealth of experience in the financial services sector. He is Chairman and CEO of Principal Financial Group®, where he is responsible for overall management of the Fortune 500 company across its global lines of business. Mr. Houston also serves as an active member of the Business Roundtable and the Fortune CEO Initiative, as well as the Chair of the Tax Committee for the American Council of Life Insurers. He joined Principal® in 1984 and has held several management positions during his tenure.
Mr. Triplett is President and CEO of the Duke University Management Company, a nonprofit organization that manages Duke University's endowment. He has been with the company for 25 years and, in his role, oversees a diversified portfolio of assets and works closely with Duke University's leadership to develop and implement investment strategies.
“The Board of Directors regularly assesses the composition of our Board and identifies opportunities to broaden our talent and perspectives,” said John Pasquesi, Chair of the ACGL Board of Directors. “Dan and Neal both boast impressive track records and relevant experience that the Company believes will enhance the Board’s overall experience and capabilities.”
Jack Bunce, Chair of ACGL’s Nominating and Governance Committee said, “We believe Dan’s experience successfully leading a time-honored financial institution through significant growth and transformation will serve as a valuable addition to the Board, while Neal’s investment expertise and deep financial services knowledge will strengthen the depth of the Board’s expertise.”
Marc Grandisson, CEO of ACGL said, “Arch is in a transformational period of growth, with many more exciting milestones on the horizon. I believe Dan and Neal joining our Board further validates our standing as an emerging global market leader. I look forward to working with both of them and the rest of our Board in the years ahead.”
About Arch Capital Group Ltd.
Arch Capital Group Ltd. (Nasdaq: ACGL) is a publicly listed Bermuda exempted company with approximately $23.4 billion in capital at June 30, 2024. Arch, which is part of the S&P 500 Index, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.
Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and the Company’s ability to maintain and improve its ratings; investment performance; the loss of key personnel; the adequacy of the Company’s loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including pandemics such as COVID-19; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses the Company has acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to the Company of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to the Company; an incident, disruption in operations or other cyber event caused by cyber attacks, the use of artificial intelligence technologies or other technology on the Company’s systems or those of the Company’s business partners and service providers, which could negatively impact the Company’s business and/or expose the Company to litigation; and other factors identified in our filings with the U.S. Securities and Exchange Commission (SEC).
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on the Company’s behalf are expressly qualified in their entirety by these cautionary statements. The Company’s forward-looking statements speak only as of the date of this press release or as of the date they are made, and the Company undertakes no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.
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Source — Arch Capital Group Ltd.
arch-corporate

Media Contacts:
Greg Hare
ghare@archgroup.com
Stephanie Perez
stperez@archgroup.com